                                                                   Exhibit 10.11
                            STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement ("Agreement") is made as of December 15, 1997, by MASTER GRAPHICS, INC., a Delaware corporation ("Buyer"), CARY ROSENTHAL, an individual residing in Atlanta, Georgia ("Rosenthal"), JOSEPH SEGAL, an individual residing in Atlanta, Georgia ("Segal"), ROSS LENHART, an individual residing in Atlanta, Georgia ("Lenhart"), RICHARD ROBERTS, an individual residing in Atlanta, Georgia ("Roberts"), and SCOTT DIAMOND, an individual residing in Atlanta, Georgia ("Diamond")(Rosenthal, Segal, Lenhart, Roberts and Diamond shall hereinafter be collectively referred to as "Sellers").

                                    RECITALS

Sellers desire to sell, and Buyer desires to purchase, all of the issued and outstanding shares (the "Shares") of capital stock of Phoenix Communications, Inc., a Georgia corporation ("Phoenix"), and King Mailing Services, Inc., a Georgia corporation ("King"), for the consideration and on the terms set forth in this Agreement.

                                   AGREEMENT

The parties, intending to be legally bound, agree as follows:

1. DEFINITIONS

For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

"ACCOUNTANTS"-the independent certified public accountants utilized by the Buyer
-------------
to audit the financial statements of the Acquired Companies as of the Closing Date.

"ACQUIRED COMPANIES"-Phoenix Communications, Inc. and King Mailing Services,
--------------------
Inc.

"ADJUSTED NET WORTH"-The sum of:
--------------------

(a) the aggregate stockholders' equity of the Acquired Companies as of the Closing Date determined in accordance with GAAP;

(b) Crouch Overrides which have accrued through the Closing Date; and

(c) the reduction (if any) in such stockholders' equity which results from the accrual of the Success Fee.

"ADJUSTMENT AMOUNT"--as defined in Section 2.5.
-------------------

"APPLICABLE CONTRACT"--any Contract (a) under which either Acquired Company has
---------------------
or may acquire
any rights, (b) under which either Acquired Company has or may become subject to any obligation or liability, or (c) by which either Acquired Company or any of the assets owned or used by it is or may become bound.

"BALANCE SHEETS"--as defined in Section 3.4.
----------------

"BEST EFFORTS"--the efforts that a prudent Person desirous of achieving a result
--------------
would use in similar circumstances to ensure that such result is achieved as expeditiously as possible.

"BREACH"--a "Breach" of a representation, warranty, covenant, obligation, or
--------
other provision of this Agreement or any instrument delivered pursuant to this Agreement will be deemed to have occurred if there is or has been any inaccuracy in or breach of, or any failure to perform or comply with, such representation, warranty, covenant, obligation, or other provision, and the term "Breach" means any such inaccuracy, breach, failure, claim, occurrence, or circumstance.

"BUYER"--as defined in the first paragraph of this Agreement.
-------

"CASH AMOUNT"-as defined in Section 2.2.
-------------

"CLOSING"--as defined in Section 2.3.
---------

"CLOSING DATE"--the date and time as of which the Closing actually takes place.
--------------

"CLOSING FINANCIAL STATEMENTS"-as defined in Section 2.6.
------------------------------

"CONSENT"--any approval, consent, ratification, waiver, or other authorization
---------
(including any Governmental Authorization).

"CONTEMPLATED TRANSACTIONS"-the following transactions contemplated by this
---------------------------
Agreement:

(a) the sale of the Shares by Sellers to Buyer;

(b) the execution and delivery of the Fixed Notes, the Earnout Notes, the Employment Agreements, the Noncompetition Agreements, and the Sellers' Releases;

(c) the performance by Buyer and Sellers of their respective covenants and obligations under this Agreement to be performed at or before Closing; and

(d) Buyer's acquisition of the Shares and the commencement of Buyer's ownership of the Shares and exercise of control over the Acquired Companies.

"CONTRACT"--any agreement, contract, obligation, promise, or undertaking
----------
(whether written or oral and whether express or implied) that is legally binding.

"CROUCH OVERRIDES"-amounts accrued and to accrue after August 31, 1997 under the
------------------
portion of section 2 of that certain Employment Agreement between Phoenix and A. Bruce Crouch dated July 19, 1991 effective August 5, 1991 designated "Override"; provided, however, the annualized amount of the Crouch Override shall in no event be greater than $300,000.

"DAMAGES"--as defined in Section 10.2.
---------

"EARNOUT AMOUNT"-as defined in Section 2.2.
----------------

"EARNOUT NOTES"-as defined in Section 2.4.
---------------

"EBITDA"--pre-tax income plus (i) interest expense, (ii) Crouch Overrides and
--------
(iii) Whitmire Payments deducted in computing pre-tax income, minus interest income included in pre-tax income, plus or minus any extraordinary items of expense or income, respectively, deducted or included in computing pre-tax income, plus or minus any losses or gains from the sale of capital assets, respectively, deducted or included in computing pre-tax income, plus depreciation and amortization deducted in computing pre-tax income, all as determined in accordance with GAAP by the Accountants. In computing pre-tax income one-half (1/2) of the Net Value Added generated from orders generated by the division in question but processed by a separate division shall be included in the originating division's pre-tax income.

"EMPLOYMENT AGREEMENTS"--as defined in Section 2.4(a)(iii).
-----------------------

"ENCUMBRANCE"--any charge, claim, community property interest, condition,
-------------
equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting, transfer, receipt of income, or exercise of any other attribute of ownership.

"ENVIRONMENT"--soil, land surface or subsurface strata, surface waters
-------------
(including navigable waters, ocean waters, streams, ponds, drainage basins, and wetlands), groundwaters, drinking water supply, stream sediments, ambient air (including indoor air), plant and animal life, and any other environmental medium or natural resource.

"ENVIRONMENTAL, HEALTH, AND SAFETY LIABILITIES"--any cost, damages, expense,
-----------------------------------------------
liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

(a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

(b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

(c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

(d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

The terms "removal," "remedial," and "response action," include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. (S) 9601 et seq., as amended ("CERCLA").

"ENVIRONMENTAL LAW"--any Legal Requirement that requires or relates to:
-------------------

(a) advising appropriate authorities, employees, and the public of intended or actual releases of pollutants or hazardous substances or materials, violations of discharge limits, or other prohibitions and of the commencements of activities, such as resource extraction or construction, that could have significant impact on the Environment;

(b) preventing or reducing to acceptable levels the release of pollutants or hazardous substances or materials into the Environment;

(c) reducing the quantities, preventing the release, or minimizing the hazardous characteristics of wastes that are generated;

(d) assuring that products are designed, formulated, packaged, and used so that they do not present unreasonable risks to human health or the Environment when used or disposed of;

(e) protecting resources, species, or ecological amenities;

(f) reducing to acceptable levels the risks inherent in the transportation of hazardous substances, pollutants, oil, or other potentially harmful substances;

(g) cleaning up pollutants that have been released, preventing the threat of release, or paying the costs of such clean up or prevention; or

(h) making responsible parties pay private parties, or groups of them, for damages done to their health or the Environment, or permitting self-appointed representatives of the public interest to recover for injuries done to public assets.

"ERISA"--the Employee Retirement Income Security Act of 1974 or any successor
-------
law, and regulations and rules issued pursuant to that Act or any successor law.

"EXISTING NOTES"-the promissory notes from Phoenix dated January 22, 1996 and
----------------
payable in the amounts and to the individuals set forth below:

     Name of Payee                 Principal Amount of Note
     -------------                 ------------------------
                                   as of Date of this Agreement
                                   ----------------------------
     Joseph Segal                             $     400,000
     Mendel Segal                                   259,500
     Bernice Alter                                   50,000
     Mynette Segal                                   70,000
     Segal Services                                 124,000
     Jon Cunningham                                  95,000
     The Cunningham Group, Inc.                1,599,812.50
     Clyde Powell                                157,363.20
     Harriett Knight                             116,772.32
     Bart Knight                                 116,772.32
     Scott Diamond                               482,089.30

"FACILITIES"--any real property, real property leaseholds, or other real
------------
property interests currently owned or operated by either Acquired Company and any buildings, plants, structures, or equipment (including motor vehicles, tank cars, and rolling stock) currently owned or operated by either Acquired Company.

"FIXED NOTE AMOUNT"-as defined in Section 2.2.
-------------------

"FIXED NOTES"-as defined in Section 2.4.
-------------

"FLEET PREPAYMENT PENALTY"-the prepayment penalty charged by Fleet Capital
--------------------------
Corporation for the payment in full of all amounts due and owing Fleet Capital Corporation by Phoenix as of the Closing Date

"GAAP"--generally accepted accounting principles, applied on a basis consistent
------
with the basis on which the Balance Sheet and the other financial statements referred to in Section 3.4(b) were prepared.

"GMA CLAIM"-a claim by Green, Morris & Associates, Inc. (or a Person related
-----------
thereto) for a brokerage or finder's or agent's commission, fee or other similar payment in connection with the Contemplated Transactions.

"GOVERNMENTAL AUTHORIZATION"--any approval, consent, license, permit, waiver, or
----------------------------
other authorization issued, granted, given, or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement.

"GOVERNMENTAL BODY"--any:
-------------------

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or

(e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

"GUARANTIES"--as defined in Section 2.4(b)(ii).
------------

"HAZARDOUS ACTIVITY"--the distribution, generation, handling, importing,
--------------------
management, manufacturing, processing, production, refinement, Release, storage, transfer, transportation, treatment, or use (including any withdrawal or other use of groundwater) in each case in violation of Environmental Laws, of Hazardous Materials in, on, under, about, or from the Facilities or any part thereof into the Environment.

"HAZARDOUS MATERIALS"--any waste or other substance that is listed, defined,
---------------------
designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials.

"INTELLECTUAL PROPERTY ASSETS" --as defined in Section 3.22.
------------------------------

"INTERIM BALANCE SHEETS"--as defined in Section 3.4.
------------------------

"IRC"--the Internal Revenue Code of 1986 or any successor law, and regulations
-----
issued by the IRS pursuant to the Internal Revenue Code or any successor law.

"IRS"--the United States Internal Revenue Service or any successor agency, and,
-----
to the extent relevant, the United States Department of the Treasury.

"KING"-as defined in the Recitals.
------

"KNOWLEDGE"--an individual will be deemed to have "Knowledge" of a particular
-----------
fact or matter if and only if such individual has actual knowledge thereof, whether or not (a) such individual could obtain knowledge of such fact or matter by conducting an examination or (b) any other individual or other Person has or had knowledge of such fact or matter. "Knowledge" does not include constructive knowledge. An individual does have "Knowledge" of a fact or matter to the extent of information regarding such fact or matter which has been delivered in writing to such individual regardless of whether or not such individual acted on such information, but (except as aforesaid in this sentence) an individual does not have "Knowledge" of a fact or matter which such individual could or should know or have known but does not actually know..

A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or matter if and only if any individual who is serving, or who has at any time served, as a director, officer, partner, executor, or trustee of such Person (or in any similar capacity) has, or at any time had, Knowledge of such fact or matter; provided, however, that an Acquired Company will be deemed to have "Knowledge" of a particular fact or matter if and only if Rosenthal or Segal has Knowledge of such fact or matter.

"LEGAL REQUIREMENT"--any federal, state, local, municipal, foreign,
-------------------
international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

"NET VALUE ADDED"-the Value Added from orders where the sale is generated by the
-----------------
Phoenix Communications Division and the work is performed by a separate division of Premier less the Value Added from orders where the sale is generated by a separate division of Premier and the work is performed by the Phoenix Communications Division, all as (a) determined by Premier Graphic, Inc.'s estimating department, acting reasonably and in good faith, and (b) approved by Sellers, acting reasonably and in good faith after conducting (by themselves or through others selected by them) such review of all relevant books and records as they may determine to be desirable. In no event shall the Net Value Added be less than zero.

"NONCOMPETITION AGREEMENTS"--as defined in Section 2.4(a)(iv).
---------------------------

"OCCUPATIONAL SAFETY AND HEALTH LAW"--any Legal Requirement designed to provide
------------------------------------
safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

"ORDER"--any award, decision, injunction, judgment, order, ruling, subpoena, or
-------
verdict entered, issued, made, or rendered by any court, administrative agency, or other Governmental Body or by any arbitrator.

"ORDINARY COURSE OF BUSINESS"--an action taken by a Person will be deemed to
-----------------------------
have been taken in the "Ordinary Course of Business" only if:

(a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person;

(b) such action is not required to be authorized by the board of directors of such Person (or by any Person or group of Persons exercising similar authority) and is not required to be specifically authorized by the parent company (if any) of such Person; and

"ORGANIZATIONAL DOCUMENTS"--(a) the articles or certificate of incorporation and
--------------------------
the bylaws of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership; (c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) any charter or similar document adopted or filed in connection with the creation, formation, or organization of a Person; and (e) any amendment to any of the foregoing.

"PERSON"--any individual, corporation (including any non-profit corporation),
--------
general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union, or other entity or Governmental Body.

"PHOENIX"-as defined in the Recitals.
---------

"PHOENIX COMMUNICATIONS DIVISION"-contemporaneous with the closing on the
---------------------------------
purchase of the Shares, the Acquired Companies will be merged into Premier. The Acquired Companies will then operate as a separate division of Premier Graphics, Inc. known as the Phoenix Communications Division.

"PLAN"--as defined in Section 3.13.
------

"POST-CLOSING THIRD PARTY RECOVERIES"-recoveries from Tracey Mosley as a result
-------------------------------------
of criminal restitution, and other recoveries of claims of the Acquired Companies in existence at the time of the Closing but not reflected on the Closing Financial Statements (Buyer being obliged to pursue such recoveries or to cause others to pursue such recoveries if and only if so determined by Buyer, acting reasonably and in good faith).

"PREMIER"-Premier Graphics, Inc., a Delaware corporation which is a wholly owned
---------
subsidiary of Buyer.

"PROCEEDING"--any action, arbitration, audit, hearing, investigation,
------------
litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any Governmental Body or arbitrator.

"PROMISSORY NOTES"-the Earnout Notes and the Fixed Notes.
------------------

"RELATED PERSON"--with respect to a particular individual:
----------------

(a) each other member of such individual's Family;

(b) any Person that is directly or indirectly controlled by such individual or one or more members of such individual's Family;

(c) any Person in which such individual or members of such individual's Family hold (individually or in the aggregate) a Material Interest; and

(d) any Person with respect to which such individual or one or more members of such individual's Family serves as a director, officer, partner, executor, or trustee (or in a similar capacity).

With respect to a specified Person other than an individual:

(a) any Person that directly or indirectly controls, is directly or indirectly controlled by, or is directly or indirectly under common control with such specified Person;

(b) any Person that holds a Material Interest in such specified Person;

(c) each Person that serves as a director, officer, partner, executor, or trustee of such specified Person (or in a similar capacity);

(d) any Person in which such specified Person holds a Material Interest;

(e) any Person with respect to which such specified Person serves as a general partner or a trustee (or in a similar capacity); and

(f) any Related Person of any individual described in clause (b) or (c).

For purposes of this definition, (a) the "Family" of an individual includes (i) the individual, (ii) the individual's spouse and former spouses, (iii) any other natural person who is related to the individual or the individual's spouse within the second degree, and (iv) any other natural person who resides with such individual, and (b) "Material Interest" means direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Securities Exchange Act of 1934) of voting securities or other voting interests representing at least 5% of the outstanding voting power of a Person or equity securities or other equity interests representing at least 5% of the outstanding equity securities or equity interests in a Person.

"RELEASE"--any spilling, leaking, emitting, discharging, depositing, escaping,
---------
leaching, dumping, or other releasing into the Environment, whether intentional or unintentional.

"REPRESENTATIVE"--with respect to a particular Person, any director, officer,
----------------
employee, agent, consultant, advisor, or other representative of such Person, including legal counsel, accountants, and financial advisors.

"SALESPERSONS CAPITAL APPRECIATION PLAN"-the compensation plan of Phoenix
----------------------------------------
effected by Exhibit 1 hereto.

"SECURITIES ACT"--the Securities Act of 1933 or any successor law, and
----------------
regulations and rules issued pursuant to that Act or any successor law.

"SELLERS"--as defined in the first paragraph of this Agreement.
---------

"SELLERS' RELEASES"--as defined in Section 2.4.
-------------------

"SHARES"--as defined in the Recitals of this Agreement.
--------

"SUBSIDIARY"--with respect to any Person (the "Owner"), any corporation or other
------------
Person of which securities or other interests having the power to elect a majority of that corporation's or other Person's board of directors or similar governing body, or otherwise having the power to direct the business and policies of that corporation or other Person (other than securities or other interests having such power only upon the happening of a contingency that has not occurred) are held by the Owner or one or more of its Subsidiaries; when used without reference to a particular Person, "Subsidiary" means a Subsidiary of the Company.

"SUCCESS FEE"-collectively (i) a bonus of $25,000 payable to Duane Dobler for
-------------
his assistance in consummating the Contemplated Transactions, and (ii) a bonus of $15,000 to Randolph Kirk for his assistance in consummating the Contemplated Transactions

"TAX RETURN"--any return (including any information return), report, statement,
------------
schedule, notice, form, or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection, or payment of any Tax or in connection with the administration, implementation, or enforcement of or compliance with any Legal Requirement relating to any Tax.

"THREAT OF RELEASE"--a substantial likelihood of a Release that may require
-------------------
action in order to prevent or mitigate damage to the Environment that may result from such Release.

"THREATENED"--a claim, Proceeding, dispute, action, or other matter will be
------------
deemed to have been "Threatened" if any demand or statement has been made (orally or in writing) or any notice has been given (orally or in writing), or if any other event has occurred or any other circumstances exist, that would lead a prudent Person to conclude that such a claim, Proceeding, dispute, action, or other matter is likely to be asserted, commenced, taken, or otherwise pursued in the future.

"VALUE ADDED"-revenue generated from a particular job less the cost of paper,
-------------
film plates, all direct material costs and outside services associated with such job.

"WHITMIRE PAYMENTS"-payments to be made after the date hereof in the aggregate
-------------------
amount of $202,333 to Mackey Whitmire relating to deferred compensation.

2. SALE AND TRANSFER OF SHARES; CLOSING

2.1 SHARES

Subject to the terms and conditions of this Agreement, at the Closing, Sellers will sell and transfer the Shares to Buyer, and Buyer will purchase the Shares from Sellers.

2.2 PURCHASE PRICE

(a) The purchase price (the "Purchase Price") for the Shares will be equal to the excess of:

     (i)  the sum of

          (A) $8,300,000, and

          (B) the lesser (the "Earnout Amount") of

               (1) $1,260,000 or

               (2) 45% of the sum of the excesses, if any, for each of the calendar years 1998, 1999 and 2000, of

                    (a) the EBITDA of the Phoenix Communications Division for such year over

                    (b) $3,720,000; over

     (ii) the sum of the Adjustment Amount, Fleet Prepayment Penalty, Whitmire Payments and the Success Fee.

(b)  Of the Purchase Price:

     (i) $7,150,000 less the Success Fee, Whitmire Payments and the Fleet Prepayment Penalty (the "Cash Amount") will be paid in cash at Closing;

     (ii) $1,150,000 (the "Fixed Note Amount") will be paid pursuant to the Fixed Notes (as defined in Clause 2.4(b)(ii); and

     (iii) the Earnout Amount will be paid pursuant to the Earnout Notes (as defined in Clause 2.4(b)(iii).

(c) Of the total Purchase Price $102,000 shall be allocated to the purchase of the Shares of King with the remaining portion of the Purchase Price being allocated to the purchase of the Shares of Phoenix.

2.3  CLOSING

The purchase and sale (the "Closing") provided for in this Agreement will take place at the offices of Black Bobango & Morgan, Attorneys, 530 Oak Court Drive, Suite 345, Memphis, Tennessee, at 10:00 a.m. (local time) on a date in 1997 mutually agreed to, or at such other time and place as the parties may agree. Absent termination of this Agreement in accordance with the provisions of
Section 9, failure to consummate the purchase and sale provided for in this Agreement on the date and time and at the place determined pursuant to this
Section 2.3 will not result in the termination of this Agreement and will not relieve any party of any obligation under this Agreement.

2.4   CLOSING OBLIGATIONS

At the Closing:

(a)   Sellers will deliver to Buyer:

(i) certificates representing the Shares, duly endorsed (or accompanied by duly executed stock powers), for transfer to Buyer;

(ii) releases in the form of Exhibit 2.4(a)(ii) executed by each Seller (collectively, "Sellers' Releases");

(iii) employment agreements in the form of Exhibit 2.4(a)(iii), executed by Rosenthal and Segal (collectively, "Employment Agreements");

(iv) noncompetition agreements in the form of Exhibit 2.4(a)(iv), executed by each Seller (collectively, the "Noncompetition Agreements"); and

(v) a certificate executed by Sellers representing and warranting to Buyer that, except as otherwise stated in such certificate, each of Sellers' representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

(b)   Buyer will deliver to Sellers:

(i)   the Cash Amount, by wire transfer to accounts specified by Sellers;

(ii) promissory notes ("Fixed Notes") in the form of Exhibit 2.4(b)(ii)(A) aggregating to the Fixed Notes Amount which will be personally guaranteed by John P. Miller pursuant to guaranty agreements in the form of Exhibit 2.4(b)(ii)(B) (the "Guaranties");

(iii) promissory notes ("Earnout Notes") in the form of Exhibit 2.4(b)(iii);

(iv) a certificate executed by Buyer to the effect that, except as otherwise stated in such certificate, each of Buyer's representations and warranties in this Agreement is accurate in all material respects as of the Closing Date as if made on the Closing Date; and

(v)   the Employment Agreements, executed by Buyer.

2.5   ADJUSTMENT AMOUNT

In the event the Adjusted Net Worth is less than $450,000, the Adjustment Amount will be equal to the excess, if any, of (a) $450,000, over (b) the Adjusted Net Worth. In the event the Adjusted Net Worth is equal to or greater than $450,000, there will be no Adjustment Amount.

2.6   ADJUSTMENT PROCEDURE

(a) Buyer and Sellers will jointly prepare financial statements ("Closing Financial Statements") of the Acquired Companies as of the Closing Date and for the period from the date of the beginnings of the Acquired Companies' respective current fiscal years through the Closing Date, including a computation of the Adjusted Net Worth. Buyer and Sellers agree to complete the Closing Financial Statements within sixty days after the Closing Date. If within thirty days following completion of the Closing Financial Statements, neither Buyer nor Sellers have objected to the Closing Financial Statements (such objection must contain a statement of the basis of the objection), then the Adjusted Net Worth reflected in the Closing Financial Statements will be used in computing the Adjustment Amount. If Buyer or Sellers give notice of objection, or if Buyer and Sellers are unable to agree on how the Closing Financial Statements should be prepared, then the issues in dispute will be submitted to the Accountants for resolution. If issues in dispute are submitted to the Accountants for resolution, (i) each party will furnish to the Accountants such workpapers and other documents and information relating to the disputed issues as the Accountants may request and are available to that party (or its independent public accountants), and will be afforded the opportunity to present to the Accountants any material relating to the determination and to discuss the determination with the Accountants; (ii) the determination by the Accountants, as set forth in a notice delivered to both parties by the Accountants, will be binding and conclusive on the parties; and (iii) Buyer will bear the fees of the Accountants for such determination.

(b) On the tenth business day following the final determination that there is an Adjustment Amount and the amount of the Adjustment Amount, Sellers will pay the amount of the Adjustment Amount to Buyer. Payments to Buyer must be made by wire transfer to such bank account as Buyer will specify.

3. REPRESENTATIONS AND WARRANTIES OF SELLERS

Sellers, jointly and severally, represent and warrant to Buyer as follows as of the date hereof, in each case subject to the matters described in any Schedule referred to in this Section 3:

3.1   ORGANIZATION AND GOOD STANDING

(a) Schedule 3.1 contains a complete and accurate list for each Acquired Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business, and its capitalization (including the identity of each stockholder and the number of shares held by each). Each Acquired Company is a corporation duly organized, validly existing, and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as it is now being conducted, to own or use the properties and assets that it purports to own or use, and to perform all its obligations under Applicable Contracts. Each Acquired Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification.

(b) Sellers have delivered to Buyer copies of the Organizational Documents of each Acquired

Company, as currently in effect.

3.2   AUTHORITY; NO CONFLICT

(a) Subject to the qualifications which appear in Exhibit 7.4(a), this Agreement constitutes the legal, valid, and binding obligation of Sellers, enforceable against Sellers in accordance with its terms. Upon the execution and delivery by Sellers of the Employment Agreements, the Sellers' Releases, and the Noncompetition Agreements (collectively, the "Sellers' Closing Documents"), the Sellers' Closing Documents will, subject to the qualifications which appear in
Exhibit 7.4(a), constitute the legal, valid, and binding obligations of Sellers, enforceable against Sellers in accordance with their respective terms. Sellers have the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Sellers' Closing Documents and to perform their obligations under this Agreement and the Sellers' Closing Documents.

(b)   To the Knowledge of the Acquired Companies, except as set forth in
Schedule 3.2, neither the execution and delivery of this Agreement by Sellers nor the consummation or performance by Sellers of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Organizational Documents of the Acquired Companies, or (B) any resolution adopted by the board of directors or the stockholders of either Acquired Company;

(ii) materially contravene, materially conflict with, or result in a material violation of, or give any Governmental Body or other Person the right to challenge any of the Contemplated Transactions or to exercise any material remedy or obtain any material relief under, any Legal Requirement or any Order to which either Acquired Company or either Seller, or any of the assets owned or used by either Acquired Company, may be subject;

(iii) materially contravene, materially conflict with, or result in a material violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate, or materially modify, any Governmental Authorization that is held by either Acquired Company or that otherwise relates to the business of, or any of the assets owned or used by, either Acquired Company;

(iv) materially contravene, material conflict with, or result in a material violation or breach of any provision of, or give any Person the right to declare a material default or exercise any material remedy under, or to materially accelerate the maturity or performance of, or to cancel, terminate, or materially modify, any material Applicable Contract; or

(v) result in the imposition or creation of any material Encumbrance upon or with respect to any of the assets owned or used by either Acquired Company.

Except as set forth in Schedule 3.2, no Seller or Acquired Company is or will be required to give any notice to or obtain any Consent from any Person in connection with the execution and delivery of this Agreement by Sellers or the consummation or performance by Sellers of any of the Contemplated Transactions.

(c) Sellers are acquiring the Promissory Notes for their own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

3.3   CAPITALIZATION

The authorized equity securities of Phoenix consist of 500 shares of common stock without par value of which 100 shares are issued and outstanding. The authorized equity securities of King consist of 100,000 shares of common stock, par value $1.00 per share, of which 680 shares are issued and outstanding. Sellers are and will be on the Closing Date the record and beneficial owners and holders of all of the Shares, free and clear of all Encumbrances. Set forth in
Schedule 3.3 is the division of ownership of the Shares by and among the Sellers. No legend or other reference to any purported Encumbrance appears upon any certificate representing equity securities of either Acquired Company. All of the outstanding equity securities of each Acquired Company have been duly authorized and validly issued and are fully paid and nonassessable. There are no Contracts relating to the issuance, sale, or transfer of any equity securities or other securities of either Acquired Company. None of the outstanding equity securities or other securities of either Acquired Company was issued in violation of the Securities Act or any other Legal Requirement. No Acquired Company owns, or has any Contract to acquire, any equity securities or other securities of any Person (other than Acquired Companies) or any direct or indirect equity or ownership interest in any business not presently conducted by an Acquired Company.

3.4   FINANCIAL STATEMENTS

Sellers have delivered to Buyer: (a) audited balance sheets of Phoenix as of January 31, 1995, 1996 and 1997, and the related audited statements of income, changes in stockholders' equity, and cash flow for each of the fiscal years then ended (the audited balance sheet of Phoenix as of January 31, 1997 shall hereinafter be referred to as the "Balance Sheet") and (b) unaudited balance sheets of the Acquired Companies as of September 30, 1997 (the "Interim Balance Sheets") and the related unaudited statements of income, changes in stockholders' equity, and cash flow for (x) in the case of Phoenix the eight months then ended and (y) in the case of King, the nine months then ended, including in each case the notes thereto. To the Knowledge of the Acquired
Companies: such financial statements and notes fairly present in all material respects the financial condition and the results of operations, changes in stockholders' equity, and cash flow of the Acquired Companies as at the respective dates of and for the periods referred to in such financial statements, all in accordance with the historical accounting methods used by the Acquired Companies, subject, in the case of interim financial statements, to normal recurring year-end adjustments (the effect of which will not, individually or in the aggregate, be materially adverse) and the absence of notes (that, if presented, would not differ materially from those included in the Balance Sheets); the financial statements referred to in this Section 3.4 reflect the consistent application of such accounting methods throughout the periods involved, except as disclosed in the notes to such financial statements; and no financial statements of any Person other than the Acquired Companies are required by GAAP to be included in the consolidated financial statements of the Company.

3.5   BOOKS AND RECORDS

The Acquired Companies have no Knowledge of any fact or matter which would produce a material adverse effect as a result of: (a) the failure of the books of account, minute books, stock record books, and other records of the Acquired Companies, all of which have been made available to Buyer, to be complete and correct or to have been maintained in accordance with sound business practices, including the maintenance of an adequate system of internal controls; (b) the failure of the minute books of the Acquired Companies to contain accurate and complete records of all meetings held of, and corporate action requiring stockholder or board approval taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of the Acquired Companies; or (c) the holding of meetings of any such stockholders, Board of Directors, or committee has been held for which minutes (i) have not been prepared or (ii) are not contained in such minute books. At the Closing, all of those books and records will be in the possession of the Acquired Companies.

3.6   TITLE TO PROPERTIES; ENCUMBRANCES

Schedule 3.6 contains a complete and accurate list of all real property, real property leaseholds, or other interests in real property owned by either Acquired Company. Sellers have delivered or made available to Buyer copies of the deeds and other instruments (as recorded) by which the Acquired Companies acquired such real property and interests, and copies of all title insurance policies, opinions, abstracts, and surveys in the possession of Sellers or the Acquired Companies and relating to such property or interests. The Acquired Companies own (with good and marketable title in the case of real property, subject only to the matters permitted by the following sentence) all the properties and assets (whether real, personal, or mixed and whether tangible or intangible) that they purport to own located in the facilities operated by the Acquired Companies or reflected as owned in the books and records of the Acquired Companies, including all of the properties and assets reflected in the Balance Sheet and the Interim Balance Sheets (except for assets held under capitalized leases and personal property sold since the date of the Balance Sheet and the Interim Balance Sheets, as the case may be, in the Ordinary Course of Business. All of the properties and assets purchased or otherwise acquired by the Acquired Companies since the date of the Balance Sheet other than in the Ordinary Course of Business (except for personal property acquired and subsequently sold since the date of the Balance Sheets in the Ordinary Course of Business and consistent with past practice), which subsequently purchased or acquired properties and assets (other than inventory and short-term investments) are listed in Schedule 3.6. All material properties and assets reflected in the Balance Sheet and the Interim Balance Sheets are free and clear of all Encumbrances and are not, in the case of real property, subject to any rights of way, building use restrictions, exceptions, variances, reservations, or limitations of any nature except, with respect to all such properties and assets, (a) mortgages or security interests shown on the Balance Sheet or the Interim Balance Sheets as securing specified liabilities or obligations, with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (b) mortgages or security interests incurred in connection with the purchase of property or assets after the date of the Interim Balance

Sheets (such mortgages and security interests being limited to the property or assets so acquired), with respect to which no default (or event that, with notice or lapse of time or both, would constitute a default) exists, (c) liens for current taxes not yet due, (d) other matters described in materials made available to Buyer, and (e) with respect to real property, (i) other Encumbrances, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the present operations of either Acquired Company, and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto.

3.7   CONDITION AND SUFFICIENCY OF ASSETS

To the Knowledge of the Acquired Companies the buildings, plants, structures, and equipment of the Acquired Companies which are material to the ongoing operations of the Acquired Companies are in operating condition and repair, and are adequate for the uses to which they are being put, and no material maintenance or repairs of such buildings, plants, structures, or equipment has been deferred except for ordinary, routine maintenance and repairs that are not material in nature or cost. To the Knowledge of the Acquired Companies the building, plants, structures, and equipment of the Acquired Companies are sufficient for the continued conduct of the Acquired Companies' businesses after the Closing in substantially the same manner as conducted prior to the Closing.

3.8   ACCOUNTS RECEIVABLE

All accounts receivable of the Acquired Companies that are reflected on the Balance Sheets or the Interim Balance Sheets or on the accounting records of the Acquired Companies (collectively, the "Accounts Receivable") represent or will represent valid obligations arising from sales actually made or services actually performed in the Ordinary Course of Business. To the Knowledge of the Acquired Companies, there is no contest, claim, or right of set-off, other than returns in the Ordinary Course of Business, under any Contract with any obligor of an Accounts Receivable relating to the amount or validity of such Accounts Receivable. Schedule 3.8 contains a complete and accurate list of all Accounts Receivable as of the date of the Interim Balance Sheets, which list sets forth the aging of such Accounts Receivable.

3.9   INVENTORY

Except as described on Schedule 3.9: all inventory of the Acquired Companies, whether or not reflected in the Balance Sheets or the Interim Balance Sheets, consists of a quality and quantity usable and salable in the Ordinary Course of Business, except for obsolete items and items of below-standard quality, all of which have been written off or written down to net realizable value in the Balance Sheets or the Interim Balance Sheets or on the accounting records of the Acquired Companies; and all inventories not written off have been priced at the lower of cost or net realizable value on a first in, first out basis.

3.10  NO UNDISCLOSED LIABILITIES

To the Knowledge of the Acquired Companies, except as set forth in Schedule 3.10, the Acquired

Companies have no material liabilities or obligations of any nature (whether absolute, accrued, contingent, or otherwise) except for liabilities or obligations reflected or reserved against in the Balance Sheets or the Interim Balance Sheets and current liabilities incurred in the Ordinary Course of Business since the respective dates thereof.

3.11  TAXES

(a) The Acquired Companies have filed or caused to be filed (on a timely basis since 1995) all Tax Returns that are or were required to be filed by or with respect to either of them. Sellers have delivered or made available to Buyer copies of, and Schedule 3.11 contains a complete and accurate list of, all such Tax Returns relating to income or franchise taxes filed since 1994. The Acquired Companies have paid, or made provision for the payment of, all Taxes that have or may have become due pursuant to those Tax Returns or otherwise, or pursuant to any assessment received by Sellers or either Acquired Company, except such Taxes, if any, as are listed in Schedule 3.11 and are being contested in good faith and as to which adequate reserves (determined in accordance with GAAP) have been provided in the Balance Sheet and the Interim Balance Sheets.

(b) Schedule 3.11 contains a complete and accurate list of all audits of all federal and state Income Tax Returns commenced after December 31, 1994, including a reasonably detailed description of the nature and outcome of each audit. All deficiencies proposed as a result of such audits have been paid, reserved against, settled, or, as described in Schedule 3.11, are being contested in good faith by appropriate proceedings. Schedule 3.11 describes all adjustments to the United States federal income Tax Returns filed by either Acquired Company or any group of corporations including either Acquired Company for all taxable years since 1995, and the resulting deficiencies proposed by the IRS. Except as described in Schedule 3.11, no Seller or Acquired Company has given or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Taxes of either Acquired Company or for which either Acquired Company may be liable.

(c) To the Knowledge of the Acquired Companies, the charges, accruals, and reserves with respect to Taxes on the respective books of each Acquired Company are adequate (determined in accordance with GAAP) and are at least equal to that Acquired Company's liability for Taxes; there exists no proposed tax assessment against either Acquired Company except as disclosed in the Balance Sheets or in
Schedule 3.11; no consent to the application of Section 341(f)(2) of the IRC has been filed with respect to any property or assets held, acquired, or to be acquired by either Acquired Company; and all Taxes that either Acquired Company is or was required by Legal Requirements to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person.

(d) All Tax Returns filed by (or that include on a consolidated basis) either Acquired Company are true, correct, and complete in all material respects. There is no tax sharing agreement that will require any payment by either Acquired Company after the date of this Agreement.

3.12  NO MATERIAL ADVERSE CHANGE

To the Knowledge of the Acquired Companies, since January 31, 1997 there has not been any material adverse change in the business, operations, properties, personnel, assets, or condition of either Acquired Company, and no event has occurred or circumstance exists that may result in such a material adverse change.

3.13  EMPLOYEE BENEFITS

(a) Schedule 3.13 sets forth a true and complete list of all employment contracts, all collective bargaining or other labor agreements, all pension, retirement, stock option, stock purchase, savings, profit-sharing, deferred compensation, retainer, consultant, bonus, group insurance, incentive, welfare or any other contracts, plans or arrangements providing for employee compensation or benefits (the "Plans"), and all trust agreements relating thereto, to which the Acquired Companies are a party or to which the Acquired Companies contribute or by which it is bound. Copies of each of the foregoing have been or promptly will be furnished or made available to Purchaser. The only Plans which individually or collectively would constitute an "employee pension benefit plan" as defined in Section 3(2) of ERISA are identified in Schedule 3.13, and are hereinafter referred to as the "Pension Plans." No Plan constitutes a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA. Neither of the Acquired Companies currently maintains or has previously maintained any Pension Plan that is subject to Title IV of ERISA.

(b) To the Knowledge of the Acquired Companies, each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified, and each trust forming a part thereof is exempt from tax pursuant to Section 501(a) of the Code. Copies of all Internal Revenue Service determination letters relating to such Plans have been or promptly will be provided to Purchaser.

(c) To the Knowledge of Acquired Companies: each Plan has been maintained in substantial compliance with the materials requirements prescribed by any and all statutes, orders, rules and regulations, including, but not limited to, ERISA and the Code, that are applicable to such Plans; and no Plan nor any trust created thereunder, nor any trustee or administrator thereof, has engaged in a "prohibited transaction" as such term is defined in Section 4975 of the Code, which could subject such Plans or any of them, any such trust, or any such trustee or administrator thereof, or any party dealing with such employee benefit plans or any such trust, to any tax or penalty on prohibited transactions imposed by such Section 4975.

(d) All contributions and payments accrued through September 30, 1997 under each Plan, determined in accordance with prior funding and accrual practices as adjusted to the extent required to include proportional contribution and payment accruals for the period from the last funding date to the date hereof, have been recorded as a liability on the Interim Balance Sheets or Schedule 3.13. Except as otherwise set forth in Schedule 3.13, neither the Acquired Companies nor, to the Knowledge of the Acquired Companies, any employee, agent or representative thereof has taken any actions, made any statements or given any representations, in writing or orally, that will result in any increase in the rate of benefit accrual or contributions under any Pension Plan, or the creation of additional benefits under any Plan.

3.14  COMPLIANCE WITH LEGAL REQUIREMENTS; GOVERNMENTAL AUTHORIZATIONS

To the Knowledge of the Acquired Companies:

(a)   except as set forth in Schedule 3.14:

(i) each Acquired Company is, and at all times has been, in substantial compliance with each material Legal Requirement that is or was applicable to it or to the conduct or operation of its business or the ownership or use of any of its assets;

(ii) no event has occurred or circumstance exists that (with or without notice or lapse of time) (A) may constitute or result in a material violation by either Acquired Company of, or a failure on the part of either Acquired Company to comply substantially with, any material Legal Requirement, or (B) may give rise to any material obligation imposed by any Legal Requirement on the part of either Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature; and

(iii) neither Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of, or failure to comply with, any Legal Requirement, or (B) any actual, alleged, possible, or potential obligation on the part of either Acquired Company to undertake, or to bear all or any portion of the cost of, any remedial action of any nature;

(b) Schedule 3.14 contains a complete and accurate list of each Governmental Authorization (other than those applicable to businesses generally) that is held by either Acquired Company or that otherwise relates to the business of, or to any of the assets owned or used by, either Acquired Company; each Governmental Authorization listed or required to be listed in Schedule 3.14 is valid and in full force and effect; except as set forth in Schedule 3.14:

(i) each Acquired Company is, and at all times has been, in substantial compliance with all of the material terms and requirements of each Governmental Authorization identified or required to be identified in Schedule 3.14;

(ii) no event has occurred or circumstance exists that may (with or without notice or lapse of time) (A) constitute or result directly or indirectly in a material violation of or a failure to comply substantially with any material term or requirement of any Governmental Authorization listed or required to be listed in Schedule 3.14, or (B) result directly or indirectly in the revocation, withdrawal, suspension, cancellation, or termination of, or any material modification to, any Governmental Authorization listed or required to be listed in Schedule 3.14;

(iii) neither Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding (A) any actual, alleged, possible, or potential violation of or failure to comply with any term or requirement of any

Governmental Authorization, or (B) any actual, proposed, possible, or potential revocation, withdrawal, suspension, cancellation, termination of, or modification to any Governmental Authorization; and

(iv) all applications required to have been filed for the renewal of the Governmental Authorizations listed or required to be listed in Schedule 3.14 have been duly filed on a timely basis with the appropriate Governmental Bodies, and all other filings required to have been made with respect to such Governmental Authorizations have been duly made on a timely basis with the appropriate Governmental Bodies; and

(c) the Governmental Authorizations listed in Schedule 3.14 collectively constitute all of the Governmental Authorizations necessary to permit the Acquired Companies to lawfully conduct and operate their businesses in the manner they currently conduct and operate such businesses and to permit the Acquired Companies to own and use their assets in the manner in which they currently own and use such assets.

3.15 LEGAL PROCEEDINGS; ORDERS

To the Knowledge of the Acquired Companies

(a) except as set forth in Schedule 3.15, there is no pending Proceeding:

(i) that has been commenced by or against either Acquired Company or that otherwise relates to or may affect the business of, or any of the assets owned or used by, either Acquired Company; or

(ii) that challenges, or that may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions;

(1) no such Proceeding has been Threatened, and (2) no event has occurred or circumstance exists that may give rise to or serve as a basis for the commencement of any such Proceeding; Sellers have delivered or made available to Buyer copies of all pleadings, correspondence, and other documents relating to each Proceeding listed in Schedule 3.15; the Proceedings listed in Schedule 3.15 will not have a material adverse effect on the business, operations, assets or condition of either Acquired Company.

(b) except as set forth in Schedule 3.15:

(i) there is no Order to which any of the Acquired Companies, or any of the assets owned or used by either Acquired Company, is subject;

(ii) no Seller is subject to any Order that relates to the business of, or any of the assets owned or used by, either Acquired Company; and

(iii) no officer, director, agent, or employee of either Acquired Company is subject to any Order that prohibits such officer, director, agent, or employee from engaging in or continuing any conduct, activity, or practice relating to the business of either Acquired Company.

(c) except as set forth in Schedule 3.15:

(i) each Acquired Company is, and at all times has been, in substantial compliance with all of the material terms and requirements of each Order to which it, or any of the assets owned or used by it, is or has been subject;

(ii) no event has occurred or circumstance exists that may constitute or result in (with or without notice or lapse of time) a material violation of or failure to comply substantially with any material term or requirement of any material Order to which either Acquired Company, or any of the assets owned or used by either Acquired Company, is subject; and

(iii) no Acquired Company has received any notice or other communication (whether oral or written) from any Governmental Body or any other Person regarding any actual, alleged, possible, or potential violation of, or failure to comply with, any term or requirement of any Order to which either Acquired Company, or any of the assets owned or used by either Acquired Company, is or has been subject.

3.16 ABSENCE OF CERTAIN CHANGES AND EVENTS

Except as set forth in Schedule 3.16, since January 31, 1997, the Acquired Companies have conducted their businesses only in the Ordinary Course of Business and there has not been any:

(a) change in either Acquired Company's authorized or issued capital stock; grant of any stock option or right to purchase shares of capital stock of either Acquired Company; issuance of any security convertible into such capital stock; grant of any registration rights; purchase, redemption, retirement, or other acquisition by either Acquired Company of any shares of any such capital stock; or declaration or payment of any dividend or other distribution or payment in respect of shares of capital stock;

(b) amendment to the Organizational Documents of either Acquired Company;

(c) payment of or agreement to pay any bonus by either Acquired Company, or increase of more than $5,000 per year by either Acquired Company of any salaries, or other compensation to any stockholder, director, officer, or (except in the Ordinary Course of Business) employee or entry into any employment, severance, or similar Contract with any director, officer, or employee;

(d) adoption of, or increase in the payments to or benefits under, any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement, or other employee benefit plan for or with any employees of either Acquired Company;

(e) damage to or destruction of any asset or property of either Acquired Company, not covered by insurance, materially and adversely affecting the properties, assets, business or financial condition of the Acquired Companies, taken as a whole;

(f) entry into, termination of, or receipt of notice of termination of (i) any license, distributorship, dealer, sales representative, joint venture, credit, or similar agreement, or (ii) any Contract or transaction, other than purchase orders placed or received in the Ordinary Course of Business, involving a total remaining commitment by or to either Acquired Company of at least $25,000;

(g) sale, lease, or other disposition of any asset or property of either Acquired Company (other than sales, retirements and collections of personal property in the Ordinary Course of Business) or mortgage, pledge, or imposition of any lien or other encumbrance on any material asset or property of either Acquired Company;

(h) cancellation or waiver of any claims or rights with a value to either Acquired Company in excess of $25,000;

(i) material change in the accounting methods used by Phoenix; or

(j) agreement, whether oral or written, by either Acquired Company to do any of the foregoing.

3.17 CONTRACTS; NO DEFAULTS

(a) Schedule 3.17(a) contains a complete and accurate list, and Sellers have delivered or made available to Buyer true and complete copies, of (in each case excluding purchase orders placed or received in the Ordinary Course of Business and Contracts which to the Knowledge of the Acquired Companies have been fully performed, where for this purpose a Contract will be considered to have been fully performed if the only remaining performance thereunder is payment to an Acquired Company of amounts included in such Company's accounts receivable):

(i) each Applicable Contract that involves performance of services or delivery of goods or materials by one or more Acquired Companies of an amount or value in excess of $10,000;

(ii) each Applicable Contract that involves performance of services or delivery of goods or materials to one or more Acquired Companies of an amount or value in excess of $10,000;

(iii) each Applicable Contract that was not entered into in the Ordinary Course of Business and that involves expenditures or receipts of one or more Acquired Companies in excess of $10,000;

(iv) each lease, rental or occupancy agreement, license, installment and conditional sale agreement, and other Applicable Contract affecting the ownership of, leasing of, title to, use of, or any leasehold or other interest in, any real or personal property (except personal property leases and installment and conditional sales agreements having a value per item or aggregate payments of less than $5,000 and with terms of less than one year);

(v) each licensing agreement or other Applicable Contract with respect to patents, trademarks, copyrights, or other intellectual property, including agreements with current or former employees, consultants, or contractors regarding the appropriation or the non-disclosure of any of the Intellectual Property Assets;

(vi) each collective bargaining agreement and other Applicable Contract to or with any labor union or other employee representative of a group of employees;

(vii) each joint venture, partnership, and other Applicable Contract (however named) involving a sharing of profits, losses, costs, or liabilities by either Acquired Company with any other Person;

(viii) each Applicable Contract containing covenants that in any way purport to restrict the business activity of either Acquired Company or any Affiliate of an Acquired Company or limit the freedom of either Acquired Company or any Affiliate of an Acquired Company to engage in any line of business or to compete with any Person;

(ix) each Applicable Contract providing for payments to or by any Person based on sales, purchases, or profits, other than direct payments for goods;

(x)    each power of attorney that is currently effective and outstanding;

(xi) each Applicable Contract entered into other than in the Ordinary Course of Business that contains or provides for an express undertaking by either Acquired Company to be responsible for consequential damages;

(xii)  each Applicable Contract for capital expenditures in excess of $10,000;

(xiii) each written warranty, guaranty, and or other similar undertaking with respect to contractual performance extended by either Acquired Company other than in the Ordinary Course of Business; and

(xiv) each amendment, supplement, and modification (whether oral or written) in respect of any of the foregoing.

Schedule 3.17(a) sets forth information adequate to identify such Contracts, including the date of and parties to the Contracts and the Acquired Companies' office where details relating to the Contracts are located.

(b) Except as set forth in Schedule 3.17(b):

(i) no Seller (and no Related Person of either Seller, other than the Acquired Companies) has or may acquire any rights under, and no Seller has or may become subject to any obligation or liability under, any Contract that relates to the business of, or any of the assets owned or used by, either Acquired Company; and

(ii) to the Knowledge of the Acquired Companies, no officer, director, agent, employee, consultant, or contractor of either Acquired Company is bound by any Contract that purports to limit the ability of such officer, director, agent, employee, consultant, or contractor to (A) engage in or continue any conduct, activity, or practice relating to the business of either Acquired Company, or
(B) assign to either Acquired Company or to any other Person any rights to any invention, improvement, or discovery.

(c) Except as set forth in Schedule 3.17(c), each Contract identified or required to be identified in Schedule 3.17(a) is in full force and effect and is valid and enforceable in accordance with its terms (subject to the qualification which appear in Exhibit 7.4(a)).

(d) Except (x) as respects purchase orders placed or received in the Ordinary Course of Business and Contracts which to the Knowledge of the Acquired Companies have been fully performed (where for this purpose a Contract will be considered to have been fully performed if the only remaining performance thereunder is payment to an Acquired Company of amounts included in such Company's accounts receivable) and (y) as set forth in Schedule 3.17(d):

(i) To the Knowledge of the Acquired Companies, each Acquired Company is in substantial compliance with all applicable material terms and requirements of each Contract under which such Acquired Company has any obligation or liability or by which such Acquired Company or any of the assets owned or used by such Acquired Company is bound;

(ii) to the Knowledge of the Acquired Companies each other Person that has any material obligation or liability under any Contract under which an Acquired Company has any rights is in substantial compliance with all applicable material terms and requirements of such Contract;

(iii) to the Knowledge of the Acquired Companies no event has occurred or circumstance exists that (with or without notice or lapse of time) may materially contravene, materially conflict with, or result in a material violation or breach of, or give either Acquired Company or other Person the right to declare a default or exercise any material remedy under, or to accelerate the maturity or performance of, or to cancel, terminate, or materially modify, any Applicable Contract; and

(iv) to the Knowledge of the Acquired Companies, no Acquired Company has given to or received from any other Person, any notice or other communication (whether oral or written) regarding any actual, alleged, possible, or potential material violation or breach of, or default under, any Contract.

(e) There are no renegotiations of, attempts to renegotiate, or outstanding rights to renegotiate any material amounts paid or payable to either Acquired Company under current or completed Contracts with any Person and, to the Knowledge of the Acquired Companies, no such Person has made written demand for such renegotiation.

(f) The Contracts relating to the sale, design, manufacture, or provision of products or services by the Acquired Companies have been entered into in the Ordinary Course of Business and have been entered into without the commission of any act alone or in concert with any other Person, or any consideration having been paid or promised, that is or would be in violation of any Legal Requirement.

3.18 INSURANCE

(a) Sellers have delivered to Buyer:

(i) true and complete copies of all policies of insurance to which either Acquired Company is a party or under which either Acquired Company is or has been covered at any time within the three years preceding the date of this Agreement;

(ii) true and complete copies of all pending applications for policies of insurance; and

(iii) any statement by the auditor of either Acquired Company's financial statements with regard to the adequacy of such entity's coverage or of the reserves for claims.

(b) Schedule 3.18(b) describes:

(i) any self-insurance arrangement (other than deductibles and copayment arrangements described in insurance policies delivered to Buyer) by or affecting either Acquired Company, including any reserves established thereunder;

(ii) any contract or arrangement, other than a policy of insurance, for the transfer or sharing of any risk by either Acquired Company.

(c) [Intentionally Omitted]

(d) Except as set forth on Schedule 3.18(d):

(i) To the Knowledge of the Acquired Companies all policies to which either Acquired Company is a party or that provide coverage to any Seller or either Acquired Company:

(A) are valid, outstanding, and enforceable (subject to the qualification which appear in Exhibit 7.4(a));

(B) are sufficient for material compliance with all Legal Requirements and Contracts to which either Acquired Company is a party or by which any of them is bound;

(C) will (assuming timely payment of premiums) continue in full force and effect immediately following the consummation of the Contemplated Transactions; and

(D) do not provide for any retrospective premium adjustment or other experienced-based liability on the part of either Acquired Company.

(ii) No Acquired Company has received (A) any refusal of coverage or any notice that a defense will be afforded with reservation of rights, or (B) any notice of cancellation or any other indication that any insurance policy is no longer in full force or effect or will not be renewed or that the issuer of any policy is not willing or able to perform its obligations thereunder.

(iii) To the Knowledge of the Acquired Companies, the Acquired Companies have paid all premiums due, and have otherwise performed all of their respective obligations, under each policy to which either Acquired Company is a party or that provides coverage to either Acquired Company or director thereof.

(iv) To the Knowledge of the Acquired Companies, the Acquired Companies have given notice to the insurer of all claims that may be insured thereby.

3.19 ENVIRONMENTAL MATTERS

To the Knowledge of the Acquired Companies, except as set forth in Schedule
3.19:

(a) each Acquired Company is, and at all times has been, in substantial compliance with, and has not been and is not in material violation of or materially liable under, any Environmental Law; no Seller or Acquired Company has any basis to expect, nor has any of them received, any actual or Threatened order, notice, or other communication from (i) any Governmental Body or private citizen acting in the public interest, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or Threatened obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Acquired Company has had an interest, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, refined, transferred, imported, used, or processed by either Acquired Company;

(b) there are no pending or Threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties and assets (whether real, personal, or mixed) in which either Acquired Company has or had an interest;

(c) neither Acquired Company has any basis to expect any citation, directive, inquiry, notice, Order, summons, warning, or other communication that relates to Hazardous Activity, Hazardous Materials, or any alleged, actual, or potential violation or failure to comply with any Environmental Law, or of any alleged, actual, or potential obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Acquired Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, refined, transferred, imported, used, or processed either Acquired Company have been transported, treated, stored, handled, transferred, disposed, recycled, or received.

(d) no Seller or Acquired Company has any Environmental, Health, and Safety Liabilities with respect to the Facilities or with respect to any other properties and assets (whether real, personal, or mixed) in which either Acquired Company (or any predecessor), has or had an interest.

(e) there are no Hazardous Materials present on or in the Environment at the Facilities including any Hazardous Materials contained in barrels, above or underground storage tanks, landfills, land deposits, dumps, equipment (whether moveable or fixed) or other containers, either temporary or permanent, and deposited or located in land, water, sumps, or any other part of the Facilities or incorporated into any structure therein or thereon, in any case in violation of Legal Requirements; no Seller or Acquired Company has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets (whether real, personal, or mixed) in which either Acquired Company has or had an interest except in substantial compliance with all applicable material Environmental Laws;

(f) there has been no Release or Threat of Release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, refined, transferred, produced, imported, used, or processed by either Acquired Company from or by the Facilities, or from or by any other properties and assets (whether real, personal, or mixed) in which either Acquired Company has or had an interest by either Acquired Company in violation of Environmental Laws; and

(g) Sellers have delivered to Buyer true and complete copies and results of any reports, studies, analyses, tests, or monitoring possessed or initiated by Sellers or either Acquired Company pertaining to Hazardous Materials or Hazardous Activities in, on, or under the Facilities, or concerning compliance by either Acquired Company with Environmental Laws.

3.20 EMPLOYEES

(a) Schedule 3.20 contains a complete and accurate list of the following information for each employee or director of the Acquired Companies, including each employee on leave of absence or layoff status: employer; name; job title; current compensation paid or payable and any change in compensation since December 31, 1996; vacation accrued; and service credited for purposes of vesting and eligibility to participate under either Acquired Company's Plans.

(b) To the Knowledge of the Acquired Companies, no employee or director of either Acquired Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition, or proprietary rights agreement, between such employee or director and any other Person ("Proprietary Rights Agreement") that in any way adversely affects or will affect (i) the performance of his duties as an employee or director of the Acquired Companies, or (ii) the ability of either Acquired Company to conduct its business, including any Proprietary Rights Agreement with Sellers or the Acquired Companies by any such employee or director. To the Knowledge of the Acquired Companies, no director, officer, or other key employee of either Acquired Company intends to terminate his employment with such Acquired Company.

(c) Schedule 3.20 also contains a complete and accurate list of the following information for each retired employee or director of the Acquired Companies, or their dependents, receiving benefits or scheduled to receive benefits in the future: name, pension benefit, pension option election, retiree medical insurance coverage, retiree life insurance coverage, and other benefits.

3.21 LABOR RELATIONS; COMPLIANCE

Since January 1, 1994, neither Acquired Company has been or is a party to any collective bargaining or other labor Contract. Since January 1, 1994, there has not been, there is not presently pending or existing, and to the Knowledge of the Acquired Companies there is not Threatened, (a) any strike, slowdown, picketing, work stoppage, or employee grievance process, (b) any Proceeding against or affecting either Acquired Company relating to the alleged violation of any Legal Requirement pertaining to labor relations or employment matters, including any charge or complaint filed by an employee or union with the National Labor Relations Board, the Equal Employment Opportunity Commission, or any comparable Governmental Body, organizational activity, or other labor or employment dispute against or affecting any of the Acquired Companies or their premises, or (c) any application for certification of a collective bargaining agent. To the Knowledge of the Acquired Companies no event has occurred or circumstance exists that could provide the basis for any work stoppage or other labor dispute. There is no lockout of any employees by either Acquired Company, and no such action is contemplated by either Acquired Company. To the Knowledge of the Acquired Companies, each Acquired Company has substantially complied in all material respects with all Legal Requirements relating to employment, equal employment opportunity, nondiscrimination, immigration, wages, hours, benefits, collective bargaining, the payment of social security and similar taxes, occupational safety and health, and plant closing, and no Acquired Company is liable for the payment of any compensation, damages, taxes, fines, penalties, or other amounts, however designated, for failure to comply with any of the foregoing Legal Requirements.

3.22 INTELLECTUAL PROPERTY

(a) The term "Intellectual Property Assets" includes:

(i) the names Phoenix Communications and King Mailing Services, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

(ii) all copyrights in both published works and unpublished works (collectively, "Copyrights");

(iii) all know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"); owned, used, or licensed by either Acquired Company as licensee or licensor.

(b) Neither Acquired Company (i) has made any filing with any governmental agency or taken any other unusual action to obtain or protect its ownership or use of any Intellectual Property Assets, (ii) is obliged to make future payments principally for its ownership or use of any Intellectual Property

Assets, (iii) has received any notice that its use of any Intellectual Property Assets infringes on the rights of any other person, or (iv) upon the consummation of the transactions contemplated hereunder will be in violation of any contracts or agreements relating to the use of any Intellectual Property Assets.

3.23 CERTAIN PAYMENTS

Since January 1, 1991, no Seller or Acquired Company has directly or indirectly
(a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback, or other payment to any Person, private or public, regardless of form, whether in money, property, or services (i) to obtain favorable treatment in securing business, (ii) to pay for favorable treatment for business secured,
(iii) to obtain special concessions or for special concessions already obtained, for or in respect of either Acquired Company or any Affiliate of an Acquired Company, or (iv) in violation of any Legal Requirement, (b) established or maintained any fund or asset that has not been recorded in the books and records of the Acquired Companies.

3.24 DISCLOSURE

To the Knowledge of the Acquired Companies, no representation or warranty of Sellers in this Agreement omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances in which they were made, not misleading.

3.25 RELATIONSHIPS WITH RELATED PERSONS

Except as described on Schedule 3.25, no Seller or any Related Person of Sellers (other than the Acquired Companies) or of either Acquired Company has, or since the first day of the next to last completed fiscal year of the Acquired Companies has had, any interest in any property (whether real, personal, or mixed and whether tangible or intangible), used in or pertaining to the Acquired Companies' businesses. No Seller or any Related Person of Sellers or of either Acquired Company is, or since the first day of the next to last completed fiscal year of the Acquired Companies has owned (of record or as a beneficial owner) an equity interest or any other financial or profit interest in, a Person that has
(i) had business dealings or a material financial interest in any transaction with either Acquired Company other than business dealings or transactions conducted in the Ordinary Course of Business with the Acquired Companies at substantially prevailing market prices and on substantially prevailing market terms, or (ii) engaged in competition with either Acquired Company with respect to any line of the products or services of such Acquired Company (a "Competing Business") in any market presently served by such Acquired Company except for less than five percent of the outstanding capital stock of any Competing Business that is publicly traded on any recognized exchange or in the over-the-counter market. Except as set forth in Schedule 3.25, no Seller or any Related Person of Sellers or of either Acquired Company is a party to any Contract with, or has any claim or right against, either Acquired Company.

3.26 BROKERS OR FINDERS

Except for the GMA Claim which shall be the sole responsibility of Sellers, Sellers and their agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement.

3.27 HART-SCOTT-RODINO

Neither Acquired Company is a person (or a constituent of a person) with total assets or annual net sales of $100,000,000 or more (all within the meaning of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended).

4.   REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Sellers as follows as of the date hereof, in each case subject to the matters described in any Schedule referred to in this
Section 4:

4.1  ORGANIZATION AND GOOD STANDING

Buyer is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.

4.2  AUTHORITY; NO CONFLICT

(a) This Agreement constitutes the legal, valid, and binding obligation of Buyer, enforceable against Buyer in accordance with its terms. Upon the execution and delivery by Buyer of the Employment Agreements and the Promissory Notes (collectively, the "Buyer's Closing Documents"), the Buyer's Closing Documents will constitute the legal, valid, and binding obligations of Buyer, enforceable against Buyer in accordance with their respective terms. Buyer has the absolute and unrestricted right, power, and authority to execute and deliver this Agreement and the Buyer's Closing Documents and to perform its obligations under this Agreement and the Buyer's Closing Documents.

(b) Except as set forth in Schedule 4.2, neither the execution and delivery of this Agreement by Buyer nor the consummation or performance of any of the Contemplated Transactions by Buyer will give any Person the right to prevent, delay, or otherwise interfere with any of the Contemplated Transactions pursuant to:

(i)   any provision of Buyer's Organizational Documents;

(ii) any resolution adopted by the board of directors or the stockholders of Buyer;

(iii) any Legal Requirement or Order to which Buyer may be subject; or

(iv)  any Contract to which Buyer is a party or by which Buyer may be bound.

Except as set forth in Schedule 4.2, Buyer is not and will not be required to obtain any Consent from any Person in connection with the execution and delivery of this Agreement or the consummation or performance of any of the Contemplated Transactions.

4.3 INVESTMENT INTENT

Buyer is acquiring the Shares for its own account and not with a view to their distribution within the meaning of Section 2(11) of the Securities Act.

4.4 CERTAIN PROCEEDINGS

There is no pending Proceeding that has been commenced against Buyer and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the Contemplated Transactions. To Buyer's Knowledge, no such Proceeding has been Threatened.

4.5 BROKERS OR FINDERS

Buyer and its officers and agents have incurred no obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or other similar payment in connection with this Agreement and will indemnify and hold Sellers harmless from any such payment alleged to be due by or through Buyer as a result of the action of Buyer or its officers or agents.

4.6 HART-SCOTT-RODINO

Buyer is not a person (or a constituent of a person) with total assets or annual net sales of $100,000,000 or more (all within the meaning of the Hart-Scott-Rodino Antitrust Improvements Acts of 1976, as amended).

5.  COVENANTS OF SELLERS PRIOR TO CLOSING DATE

5.1 ACCESS AND INVESTIGATION

Subject to Section 12.3, between the date of this Agreement and the Closing Date (or if applicable, termination of this Agreement pursuant to Section 9), Sellers will, and will cause each Acquired Company and its Representatives to, (a) afford Buyer and its Representatives and prospective lenders and their Representatives (collectively, "Buyer's Advisors") reasonable access to each Acquired Company's personnel, properties (including subsurface testing), contracts, books and records, and other documents and data, (b) furnish Buyer and Buyer's Advisors with copies of all such contracts, books and records, and other existing documents and data as Buyer may reasonably request, and (c) furnish Buyer and Buyer's Advisors with such additional financial, operating, and other data and information as Buyer may reasonably request.

5.2 OPERATION OF THE BUSINESSES OF THE ACQUIRED COMPANIES

Between the date of this Agreement and the Closing Date (or, if applicable, termination of this

Agreement pursuant to Section 9), Sellers will, and will cause each Acquired Company to:

(a) conduct the business of such Acquired Company only in the Ordinary Course of Business;

(b) use their Best Efforts to preserve intact the current business organization of such Acquired Company, keep available the services of the current officers, employees, and agents of such Acquired Company, and maintain the relations and good will with suppliers, customers, landlords, creditors, employees, agents, and others having business relationships with such Acquired Company;

(c)  confer with Buyer concerning operational matters of a material nature; and

(d) otherwise respond to inquiries from Buyer concerning the status of the business, operations, personnel changes and finances of such Acquired Company.

5.3  NEGATIVE COVENANT

Except as otherwise expressly permitted by this Agreement, between the date of this Agreement and the Closing Date (or, if applicable, termination of this Agreement pursuant to Section 9) Sellers will not, and will cause each Acquired Company not to, without the prior consent of Buyer, take any affirmative action, or fail to take any reasonable action within their or its control, as a result of which any of the changes or events listed in Section 3.16 is likely to occur.

5.4  REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Sellers will, and will cause each Acquired Company to, make all filings required by Legal Requirements to be made by them in order to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date (or, if applicable, termination of this Agreement pursuant to Section 9, Sellers will, and will cause each Acquired Company to, (a) cooperate with Buyer with respect to all filings that Buyer elects to make or is required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Buyer in obtaining all consents identified in Schedules 3.2 or 4.2, provided that this Agreement will not require Sellers to cause either Acquired Company tot dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

5.5  NOTIFICATION

Between the date of this Agreement and the Closing Date (or, if applicable, termination of this Agreement pursuant to Section 9), each of Segal and Rosenthal agrees to notify Buyer in writing if he becomes aware of the occurrence after the date of this Agreement of any fact or condition that would (except as expressly contemplated by this Agreement) cause or constitute a Breach of any of Sellers' representation or warranties contained herein had such representation or warranty been made as of the time of occurrence or discovery of such fact or condition. During the same period, each Seller will promptly notify Buyer of the occurrence of any Breach of any covenant of Sellers in this

Section 5 or of the occurrence of any event that may make the satisfaction of the conditions in Section 7 impossible or unlikely.

5.6  PAYMENT OF INDEBTEDNESS BY RELATED PERSONS

Except as expressly provided in this Agreement, Sellers will cause all indebtedness owed to an Acquired Company by either Seller or any Related Person of either Seller to be paid in full prior to Closing.

5.7  NO NEGOTIATION

Until such time, if any, as this Agreement is terminated pursuant to Section 9, Sellers will not, and will cause each Acquired Company and each of their Representatives not to, directly or indirectly solicit, initiate, or encourage any inquiries or proposals from, discuss or negotiate with, provide any non-public information to, or consider the merits of any unsolicited inquiries or proposals from, any Person (other than Buyer) relating to any transaction involving the sale of the business or assets (other than in the Ordinary Course of Business) of either Acquired Company, or any of the capital stock of either Acquired Company, or any merger, consolidation, business combination, or similar transaction involving either Acquired Company.

5.8  BEST EFFORTS

Except as set forth in the proviso to Section 5.4, between the date of this Agreement and the Closing Date (or, if applicable, termination of this Agreement pursuant to Section 9), Sellers will use their Best Efforts to cause the conditions in Section 7 to be satisfied.

6.   COVENANTS OF BUYER PRIOR TO CLOSING DATE

6.1  REQUIRED APPROVALS

As promptly as practicable after the date of this Agreement, Buyer will, and will cause each of its Related Persons to, make all filings required by Legal Requirements to be made by them to consummate the Contemplated Transactions. Between the date of this Agreement and the Closing Date (or, if applicable, termination of this Agreement pursuant to Section 9), Buyer will, and will cause each Related Person to, (a) cooperate with Sellers with respect to all filings that Sellers elect to make or are required by Legal Requirements to make in connection with the Contemplated Transactions, and (b) cooperate with Sellers in obtaining all consents identified in Schedules 3.2 or 4.2; provided that this Agreement will not require Buyer to dispose of or make any change in any portion of its business or to incur any other burden to obtain a Governmental Authorization.

6.2  BEST EFFORTS

Except as set forth in the proviso to Section 6.1, between the date of this Agreement and the Closing Date (or, if applicable, termination of this Agreement pursuant to Section 9), Buyer will use its Best Efforts to cause the conditions in Section 8 to be satisfied.

7.   CONDITIONS PRECEDENT TO BUYER'S OBLIGATION TO CLOSE

Buyer's obligation to purchase the Shares and to take the other actions required to be taken by Buyer at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Buyer, in whole or in part):

7.1  ACCURACY OF REPRESENTATIONS

All of Sellers' representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

7.2  SELLERS' PERFORMANCE

(a) All of the covenants and obligations that Sellers are required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been duly performed and complied with in all material respects.

(b) Each document required to be delivered by Sellers pursuant to Section 2.4 must have been delivered.

7.3  CONSENTS

Each of the Consents identified in Schedule 3.2, and each Consent identified in
Schedule 4.2, must have been obtained and must be in full force and effect.

7.4  ADDITIONAL DOCUMENTS

There must have been delivered to Buyer:

(a) an opinion of Holt Ney Zatcoff & Wasserman, LLP, dated the Closing Date, in the form of Exhibit 7.4(a);

(b) such other documents as Buyer and Sellers agree are reasonable and necessary for the purpose of (i) enabling Buyer's counsel to provide the opinion referred to in Section 8.4(a), (ii) evidencing the accuracy of any of Sellers' representations and warranties, (iii) evidencing the performance by Sellers of, or the compliance by Sellers with, any covenant or obligation required to be performed or complied with by Sellers, (iv) evidencing the satisfaction of any condition referred to in this Section 7, or (v) otherwise facilitating the consummation or performance of any of the Contemplated Transactions.

7.5  NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, any Seller, any Acquired Company or any Person affiliated with any of the foregoing, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

7.6  NO CLAIM REGARDING STOCK OWNERSHIP OR SALE PROCEEDS

There must not have been made or Threatened by any Person (other than Sellers) any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, any of the Acquired Companies, or (b) is entitled to all or any portion of the Purchase Price payable for the Shares.

7.7  NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

7.8  SUBSTITUTION FOR EXISTING NOTES

At the Closing, the holders of the Existing Notes must have delivered to the Buyer the Existing Notes marked "satisfied in full" in exchange for new promissory notes from Buyer containing terms and conditions satisfactory to both Buyer and the holders of the Existing Notes.

8.   CONDITIONS PRECEDENT TO SELLERS'  OBLIGATION TO CLOSE

Sellers' obligation to sell the Shares and to take the other actions required to be taken by Sellers at the Closing is subject to the satisfaction, at or prior to the Closing, of each of the following conditions (any of which may be waived by Sellers, in whole or in part):

8.1  ACCURACY OF REPRESENTATIONS

All of Buyer's representations and warranties in this Agreement (considered collectively), and each of these representations and warranties (considered individually), must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

8.2  BUYER'S PERFORMANCE

(a) All of the covenants and obligations that Buyer is required to perform or to comply with pursuant to this Agreement at or prior to the Closing (considered collectively), and each of these covenants and obligations (considered individually), must have been performed and complied with in all material respects.

(b) Buyer must have delivered each of the documents required to be delivered by Buyer pursuant to Section 2.4 and must have made the cash payments required to be made by Buyer pursuant to Section 2.4(b)(i).

8.3  CONSENTS

Each of the Consents identified in Schedule 3.2 or Schedule 4.2 must have been obtained and must be in full force and effect.

8.4  ADDITIONAL DOCUMENTS

Buyer must have caused to be delivered to Sellers:

(a) an opinion of Black Bobango & Morgan, a Professional Corporation, dated the Closing Date, in the form of Exhibit 8.4(a); and

(b) such other documents as Sellers and Buyer agree are reasonable and necessary request for the purpose of (i) enabling Sellers' counsel to provide the opinion referred to in Section 7.4(a), (ii) evidencing the accuracy of any representation or warranty of Buyer, (iii) evidencing the performance by Buyer of, or the compliance by Buyer with, any covenant or obligation required to be performed or complied with by Buyer, (ii) evidencing the satisfaction of any condition referred to in this Section 8, or (v) otherwise facilitating the consummation of any of the Contemplated Transactions.

8.5  NO INJUNCTION

There must not be in effect any Legal Requirement or any injunction or other Order that (a) prohibits the sale of the Shares by Sellers to Buyer, and (b) has been adopted or issued, or has otherwise become effective, since the date of this Agreement.

8.6  NO PROCEEDINGS

Since the date of this Agreement, there must not have been commenced or Threatened against Buyer, any Seller, any Acquired Company, or any Person affiliated with any of the foregoing, any Proceeding (a) involving any challenge to, or seeking damages or other relief in connection with, any of the Contemplated Transactions, or (b) that may have the effect of preventing, delaying, making illegal, or otherwise interfering with any of the Contemplated Transactions.

8.7  NO PROHIBITION

Neither the consummation nor the performance of any of the Contemplated Transactions will, directly or indirectly (with or without notice or lapse of time), materially contravene, or conflict with, or result in a material violation of, (a) any applicable Legal Requirement or Order, or (b) any Legal Requirement or Order that has been published, introduced, or otherwise proposed by or before any Governmental Body.

9.   TERMINATION

9.1  TERMINATION EVENTS

This Agreement may, by notice given prior to or at the Closing, be terminated:

(a) by either Buyer or Sellers if a material Breach of any provision of this Agreement has been committed by the other party and such Breach has not been cured or waived;

(b) (i) by Buyer if any of the conditions in Section 7 has not been satisfied in all material respects as of the Closing Date or if satisfaction in all material respects of such a condition is or becomes impossible (other than through the failure of Buyer to comply with its obligations under this Agreement) and Buyer has not waived such condition on or before the Closing Date; or (ii) by Sellers, if any of the conditions in Section 8 has not been satisfied in all material respects as of the Closing Date or if satisfaction in all material respects of such a condition is or becomes impossible (other than through the failure of Sellers to comply with their obligations under this Agreement) and Sellers have not waived such condition on or before the Closing Date; or

(c)  by mutual consent of Buyer and Sellers.

9.2  EFFECT OF TERMINATION

If this Agreement is terminated pursuant to Section 9.1, all further obligations of the parties under this Agreement will terminate, except that the obligations in Sections 12.1 and 12.3 will survive; provided, however, that if this Agreement is terminated by a party because of the material Breach of the Agreement by the other party or because one or more of the conditions to the terminating party's obligations under this Agreement is not satisfied in all material respects as a result of the other party's failure to comply with its obligations under this Agreement, the terminating party's right to pursue all legal remedies will survive such termination unimpaired, subject to Section 10.6.

10.  INDEMNIFICATION; REMEDIES

10.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

All representations and warranties in the certificate delivered pursuant to Sections 2.4(a)(v) and 2.4(b)(iv), will survive the Closing for the applicable period described in Section 10.4, but no other representations or warranties in this Agreement are in any other certificate or document delivered pursuant to this Agreement will survive the Closing, nor shall any Person have any liability with respect to any such representations or warranties. If the Closing occurs, there shall not exist any right to indemnification, payment of Damages or other remedy based on any representation, warranty, covenant, or obligation which is Known to be untrue, inaccurate or unsatisfied at the time of the Closing by the Person who or which (but for this sentence) would have such rights.

10.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

Subject to all other provisions of this Section 10, Sellers, jointly and severally, will indemnify and hold harmless Buyer, the Acquired Companies, and their respective Representatives, stockholders, controlling persons, and affiliates (collectively, the "Indemnified Persons") for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim, damage (including incidental and consequential damages), expense (including costs of investigation and defense and reasonable attorneys' fees) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with:

(a) any material Breach of any representation or warranty made by Sellers in the certificate delivered pursuant to Section 2.4(a)(v);

(b) any material Breach by any Seller of any covenant or obligation of such Seller in this Agreement; or

(c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by any such Person with either Seller or either Acquired Company (or any Person acting on their behalf) in connection with any of the Contemplated Transactions.

10.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY BUYER

Buyer will indemnify and hold harmless Sellers, and will pay to Sellers the amount of any Damages arising, directly or indirectly, from or in connection with (a) any material Breach of any representation or warranty made by Buyer in the certificate delivered pursuant to Section 2.4(b)(iv), (b) any Breach by Buyer of any covenant or obligation of Buyer in this Agreement, or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with Buyer (or any Person acting on its behalf) in connection with any of the Contemplated Transactions, or (d) any matter arising out of the post-Closing activities of Buyer, Premier Graphics, Inc. or any other Person related to Buyer or Premier Graphics, Inc. which are contemplated under this Agreement.

10.4 TIME LIMITATIONS

If the Closing occurs, Sellers will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, other than those in Sections 3.3, 3.11 and 3.13, unless at or before the expiration of eighteen (18) months following the Closing Date, Buyer notifies Sellers of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Buyer. A claim with respect to Section 3.3 or a claim for indemnification or reimbursement not based upon any representation or warranty or any covenant or obligation to be performed and complied with prior to the Closing Date, may be made at any time within the applicable statutes of limitation; a claim with respect to Section 3.11 may be made only on or before the fourth (4/th/) anniversary of the Closing; and a claim with respect to Section 3.13 may be made only on or before the third (3/rd/) anniversary of the Closing. If the Closing occurs, Buyer will have no liability (for indemnification or otherwise) with respect to any representation or warranty, or covenant or obligation to be performed and complied with prior to the Closing Date, unless at or before the expiration of eighteen (18) months following the Closing Date, Sellers notify Buyer of a claim specifying the factual basis of that claim in reasonable detail to the extent then known by Sellers.

10.5 LIMITATIONS ON AMOUNT--SELLERS

(a) Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in of Section 10.2 until the total of all Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000.

(b) Subject to subsection (c), Buyer's right to recovery against Sellers will be limited to an amount equal to the Purchase Price. In the event, Buyer's right to recovery against Sellers is in excess of the amount payable under the Promissory Notes, Buyer shall be immediately entitled to payment of that part of the Cash Amount retained by Sellers after payment of state and federal taxes. Any additional amounts due Buyer shall be paid to Buyer after Sellers receive any income tax refund due Sellers due to the indemnification obligations contained herein.

(c) Subsections (a) and (b) will not apply to any Breach by any Seller which constitutes fraud or intentional misconduct by such Seller.

(d) Amounts otherwise recoverable from Sellers hereunder shall be reduced by all amounts realized from Post-Closing Third Party Recoveries. Amounts so realized (i) shall increase the amount payable under the Promissory Notes, to the extent of previous reductions of such amounts pursuant to Section 10.7 which have not previously been taken into account under this subsection or (ii) be remitted to Sellers, to the extent of other previous recoveries from Sellers hereunder which have not previously been taken into account under this subsection. The foregoing notwithstanding, any Third Party Recoveries received by Buyer at a time when no amounts are owing to Buyer pursuant to this Section 10 shall be promptly paid by Buyer one-half (1/2) to Segal and one-half (1/2) to Rosenthal.

10.6 LIMITATIONS ON AMOUNT--BUYER

Buyer will have no liability (for indemnification or otherwise) with respect to the matters described in clause (a) or (b) of Section 10.3 until the total of all Damages with respect to such matters exceeds $25,000, and then only for the amount by which such Damages exceed $25,000. However, this Section 10.6 will not apply to any Breach of any of Buyer's representations and warranties of which Buyer had Knowledge at any time prior to the date on which such representation and warranty is made or any intentional Breach by Buyer of any covenant or obligation, and Buyer will be liable for all Damages with respect to such Breaches.

10.7 OBLIGATION OF SET-OFF

In the event that it is determined that amounts are due Buyer from Sellers pursuant to this Agreement, Buyer shall first reduce the amount payable under the Promissory Notes by the amount due Buyer under this Agreement prior to seeking monetary indemnification from Seller. In the event the amount due Buyer under this Agreement exceeds the amount payable under the Promissory Notes, Buyer shall have the right to proceed against the Sellers for such excess, subject to all other provisions of this Section 10. The exercise of such set-off by Buyer in good faith, whether or not ultimately determined to be justified, will not constitute an event of default under the Promissory Notes or any instrument securing a Promissory Note.

10.8 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

(a) Promptly after receipt by an indemnified party under Section 10.2 or 10.3, of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim. The failure to notify the indemnifying party will relieve the indemnifying party of any liability that it may have to any indemnified party, unless such failure does not impair the indemnifying party's administration of the action (including but not limited to the defense or settlement thereof).

(b) If any Proceeding referred to in Section 10.8(a) is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or
(ii) the indemnifying party fails to provide reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding and provide indemnification with respect to such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section 10 for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation. If the indemnifying party assumes the defense of a Proceeding, (x) no compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party's consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party; (y) except as otherwise provided in the last sentence in this subsection (b), the indemnifying party will have no liability with respect to any compromise or settlement of such claims effected without its consent. If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten days after the indemnified party's notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party. If notice is given to an indemnifying party of the commencement of any Proceeding and within ten days after the indemnifying party's notice is given the indemnifying party gives notice to the indemnified party of its election to assume the defense of such Proceeding, but refuses a request of the indemnified party for an admission that the claims made in the Proceeding are within the scope of and subject to indemnification, the indemnified party shall be entitled to participate in the defense at its own expense, and the indemnifying party shall be bound not to unreasonably withhold its consent to any compromise or settlement agreed to by the indemnified party.

(c) Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

(d) Each party hereby consent to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claim that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on such party with respect to such a claim anywhere in the world.

10.9 PROCEDURE FOR INDEMNIFICATION--OTHER CLAIMS

A claim for indemnification for any matter not involving a third-party claim may be asserted by notice to the party from whom indemnification is sought.

11. CERTAIN MATTERS

11.1 ACCOUNTS RECEIVABLE

Sellers' responsibilities with respect to the Acquired Companies' accounts receivable are as (and only as) described in Section 3.8 and this Section 11.1. On the day which is six months after the Closing Date:

(a) the aggregate of the amounts of the Fixed Notes shall be reduced by the excess, if any, of

     (i) the sum of the then (six months after the Closing Date) still outstanding balances of all accounts receivable of the Acquired Companies which were more than 120 days old as of the Closing Date, over

     (ii) the sum of the accounts receivable reserves taken into account in determining Adjusted

     Net Worth; and

(b) Buyer shall cause ownership of accounts receivable having balances which in the aggregate equal the amount of the reduction of the Fixed Notes as set forth above to be transferred to Sellers. For purposes of this Section payments received after Closing from obligors of the accounts receivable referred to in Clause (a)(i) above shall be applied first towards satisfaction of such accounts receivable unless designated otherwise by the account debtor.

11.2 PERMITTED PRE-CLOSING TRANSFERS

Notwithstanding any other provision hereof to the contrary, each Acquired Company shall be entitled at or before the Closing:

(a) to sell to the Sellers at book value any and all life insurance policies on the life or lives of any of the Sellers owned (in whole or in part) by such Acquired Company; and

(b) with respect to each automobile which is owned by an Acquired Company and used primarily by a Seller, to sell such automobile to such Seller for an amount equal to the greater of the net book value of such automobile or the amount of the indebtedness secured by such automobile. Any Seller acquiring an automobile hereunder agrees to assume the indebtedness secured by such automobile as part of the consideration described above. No conveyance permitted under this
Section 11.2 shall constitute a Breach.

11.3 CERTAIN INCENTIVE COMPENSATION

(a) After the Closing, Buyer shall from time to time cause incentive compensation, in the forms described in subsection (b), to be paid to employees of the Phoenix Communications Division (potentially including Rosenthal and Segal) selected from time to time by Rosenthal and Segal (or if neither Rosenthal or Segal is not then employed by Buyer or a Person related to Buyer, by the chief executive officer of the successor of the Acquired Companies).

(b) Subject to subsection (c), the incentive compensation described in this section (b) means: (i) one-ninth (1/9) of the amounts payable under Earnout Notes, such amounts to be paid simultaneously with payments under the Earnout Notes, and (ii) one ninth (1/9) of the warrants to be issued under the Employment Agreements, such warrants to be granted immediately after the Closing.

(c) Amounts described in clause (i) of subsection (b) which, but for this subsection (c), would be payable to a Person who is no longer employed by the Phoenix Communications Division, shall instead be paid to Persons selected as described in subsection (a) (or, failing any such selection, equally to Rosenthal and Segal). It is contemplated that a portion of the Warrants granted to Rosenthal and Segal as described in Section 11.3(b)(ii) above will be assigned to key employees of the Acquired Companies provided certain criteria and conditions are met.

11.4 SUCCESS FEE

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

At Closing, Buyer shall cause the Success Fee to be paid.

12. GENERAL PROVISIONS

12.1 EXPENSES

Except as provided in the following sentence, Buyer will pay all expenses incurred in connection with the preparation, execution, and performance of this Agreement and the Contemplated Transactions, including all fees and expenses of agents, representatives, counsel, and accountants. Sellers will be responsible for their own legal and accounting fees in connection with this Agreement, and for the GMA Claim, and will cause the Acquired Companies not to incur any out-of-pocket expenses therefor, and the Acquired Companies will be responsible for all other costs incurred by Sellers or by the Acquired Companies in connection with this Agreement.

12.2 PUBLIC ANNOUNCEMENTS

Any public announcement or similar publicity with respect to this Agreement or the Contemplated Transactions will be issued, if at all, at such time and in such manner as Buyer determines. Unless consented to by Buyer in advance or required by Legal Requirements, prior to the Closing (or termination hereof) Sellers shall, and shall cause the Acquired Companies to, keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person other than Sellers' advisers, including but not limited to lawyers and accountants, assisting in the preparation and/or administration and/or consummation of this Agreement. Sellers and Buyer will consult with each other concerning the means by which the Acquired Companies' employees, customers, and suppliers and others having dealings with the Acquired Companies will be informed of the Contemplated Transactions, and Buyer will have the right to be present for any such communication.

12.3 CONFIDENTIALITY

Between the date of this Agreement and the Closing Date (or, if the Closing does not occur, December 31, 2000), Buyer and Sellers will maintain in confidence, and will cause the directors, officers, employees, agents, and advisors of Buyer and the Acquired Companies to maintain in confidence, and not use to the detriment of another party or an Acquired Company any written, oral, or other information obtained in confidence from another party or an Acquired Company in connection with this Agreement or the Contemplated Transactions, unless (a) such information is already known to such party or to others not bound by a duty of confidentiality or such information becomes publicly available through no fault of such party, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Contemplated Transactions, or (c) the furnishing or use of such information is required by or necessary or appropriate in connection with legal proceedings.

If the Contemplated Transactions are not consummated: (a) each party will return or destroy as much of such written information as the other party may reasonably request; (b) prior to January 1, 2001,

Buyer shall not, and shall assure that no Person Related to Buyer will directly or indirectly, either for itself or any other Person,

     (i) induce or attempt to induce any Person known to Buyer or any Related Person to be an employee of either Acquired Company to leave the employ of such Acquired Company,

     (ii) in any way interfere with the relationship between either Acquired Company and any Person known to Buyer or any Related Person to be an employee of either Acquired Company, or

     (iii) employee, or otherwise engaged as an employee, independent contractor, or otherwise, any Person known to Buyer or any Related Person to be an employee of either Acquired Company; or

     (iv) solicit the business of any Person known to Buyer or any Related Person to be a customer of either Acquired Company, unless Buyer or any Related Person (or a predecessor thereof) had a business relationship with such Person prior to the date of this Agreement.

12.4 NOTICES

All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand or (b) received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses set forth below (or to such other addresses as a party may designate by notice to the other parties):

Sellers:       [Name of Seller]
                    Phoenix Communications, Inc.
                    5664 New Peachtree Road
                    Atlanta, Georgia 30341

with a copy to:     Holt Ney Zatcoff & Wasserman, LLP
                    100 Galleria Parkway, Suite 600
                    Atlanta, Georgia 30339-5511
                    Attention:     Sanford H. Zatcoff, Esq.

Buyer:              Master Graphic, Inc.
                    2500 Lamar Avenue
                    Memphis, TN 38114
                    Attention: John P. Miller

with a copy to:     Black Bobango & Morgan
                    A Professional Corporation
                    530 Oak Court Drive

                    Suite 345
                    Memphis, TN 38117
                    Attention:     Michael P. Morgan

12.5 JURISDICTION; SERVICE OF PROCESS

Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Georgia, County of DeKalb, or, if it has or can acquire jurisdiction, in the United States District Court for the Northern District of Georgia, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein. Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

12.6 FURTHER ASSURANCES

The parties agree (a) to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and
(c) to do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and the documents referred to in this Agreement.

12.7 WAIVER

The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power, or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement or the documents referred to in this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and
(c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement or the documents referred to in this Agreement.


12.8 ENTIRE AGREEMENT AND MODIFICATION

This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including the Letter of Intent between Buyer and Sellers dated October 6, 1997) and constitutes (along with the documents referred to in this Agreement) a complete and exclusive statement of the terms of the agreement between the parties with respect to its subject matter. This Agreement may not be amended except by a written agreement executed by the party to be charged with the amendment.

12.9 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

Neither party may assign any of its rights under this Agreement without the prior consent of the other parties, which will not be unreasonably withheld, except that Buyer may assign any of its rights under this Agreement to any Subsidiary of Buyer. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and their successors and assigns.

12.10 SEVERABILITY

If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

12.11 SECTION HEADINGS, CONSTRUCTION

The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

12.12 TIME OF ESSENCE

With regard to all dates and time periods set forth or referred to in this Agreement, time is of the essence.

12.13 GOVERNING LAW

This Agreement will be governed by the laws of the State of Georgia without regard to conflicts of laws principles.

12.14 COUNTERPARTS

This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

12.15 STANDARD OF CONDUCT

Except to the extent (if any) expressly provided herein to the contrary, each party shall act hereunder, and shall exercise all discretion afforded it hereunder, reasonably and in good faith.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

BUYER:    Master Graphics, Inc.



          By: /s/ John P. Miller
              ------------------

          Its: President


SELLERS:  /s/ Cary Rosenthal
          ------------------
          Cary Rosenthal


          /s/ Joseph Segal
          ----------------
          Joseph Segal


          /s/ Ross Lenhart
          ----------------
          Ross Lenhart


          /s/ Richard Roberts
          -------------------
          Richard Roberts


          /s/ Scott Diamond
          -----------------
          Scott Diamond

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